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                                  EXHIBIT 10.16

                                     Form of
                                 AWARD AGREEMENT

     This Award Agreement ("Agreement") has been entered into as of __________, 20__, between Tower Financial Corporation, an Indiana corporation (the "Company") and ________________, an employee of the Company ("Participant"), pursuant to the Company's [1998] [2001] Stock Option and Incentive Plan (the "Plan").

          WHEREAS, the Compensation Committee (the "Committee") which administers the Plan has granted to Participant an option to purchase shares of the Company's common stock, without par value (the "Common Stock"), pursuant to the terms and conditions as provided in the Plan and this Agreement; and

          WHEREAS, the Company and Participant desire to set forth the terms and conditions of the option;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the Company and the Participant agree as follows:

          1. Grant of Option and Exercise Price. Subject to the terms and conditions stated in the Plan and this Agreement, on __________, 20__ (the "Date of Grant"), the Committee granted to Participant an option (the "Option") to purchase _____ shares of the Company's Common Stock (the "Shares") at an exercise price (the "Exercise Price") equal to the market value of the Common Stock on the Date of Grant.

          2. Incentive Stock Option. The Option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

          3. Exercise of Option. The Participant may exercise the Option in annual increments of ___________ percent (__%) of the total number of Shares, commencing on ___________, 20__.

          4. Term of Option. Unless sooner terminated as provided in the Plan, the Option shall expire ten (10) years from the Date of Grant.

          5. Method of Exercise. The Participant may exercise the Option in the manner stated in the Plan.

          6. Restriction on Transfer. The Participant may not assign or transfer the Option except by will or the laws of descent and distribution.

          7. Delivery and Registration of the Shares. The Company shall not be required to deliver any Shares upon exercise of the Option prior to the completion of registration or other qualification of the Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

          8. Plan Controlling. The Option and the terms and conditions set forth in the Agreement are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations of the Committee shall be binding and conclusive upon the Participant and his or her legal representatives.

          9. Qualification of Rights. Neither this Agreement nor the existence of the Option shall be construed as giving the Participant any right (a) to be retained in the employ of the Company or


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any of its affiliates; or (b) as a shareholder with respect to the Shares, until the certificates for the Shares have been issued and delivered to the Participant.

          10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

          11. Notices. All notices and other communications required or permitted under this Agreement shall be written and shall be delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt required, addressed as follows: if to the Company, to the Company's principal office at 116 East Berry Street, Fort Wayne, Indiana 46802, and if to the Participant or his or her successor, to the address last furnished by the Participant to the Company. Each notice and communication shall be deemed to have been given when received by the Company or the Participant.

          12. Representations and Warranties of Participant. The Participant represents and warrants to the Company that he or she:

          (a) has received and reviewed a copy of the Plan;

          (b) understands that neither the Option nor any of the rights and interests under the Plan or this Agreement may be assigned, encumbered or otherwise transferred except, in the event of death, by will or the laws of descent and distribution; and

          (c) is acquiring the Option and, if and upon exercise of the Option, will be acquiring the Shares issuable for his or her own account and not with a view of distribution or resale in any manner which would be in violation of the Securities Act or applicable state securities laws.

          IN WITNESS WHEREOF, the Company and Participant have executed this Agreement as of the date first written above.

TOWER FINANCIAL CORPORATION


By:
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    Donald F. Schenkel                       Participant
    President and Chief Executive Officer


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